UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2011

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2011, Electromed, Inc. (the “Company”) and Terry M. Belford, the Company’s Chief Financial Officer, reached an agreement that Mr. Belford will retire effective on the earlier of October 31, 2011 or the date on which the Company’s new permanent Chief Financial Officer commences employment.

The Company and Mr. Belford have entered into a Transition Agreement pursuant to which Mr. Belford will continue to perform his ordinary and customary duties through the effective date of his retirement. Until the effective date of his retirement, Mr. Belford will continue to receive his current salary and benefits. In addition, the parties expect to enter into a Separation Agreement and Release on the effective date of Mr. Belford’s retirement. The Separation Agreement and Release will provide that Mr. Belford will receive approximately $27,600 as payment for accrued but unused vacation time and a payment in the amount of approximately $147,000 representing six months of separation pay and a pro rata portion of the calendar year 2011 bonus payment to which Mr. Belford may be entitled under his employment agreement, which amount will be paid in a lump sum on the first day of the seventh month following the effective date of Mr. Belford’s retirement. In exchange, Mr. Belford will execute a general release of claims, will continue to be bound by the terms of his Non-Competition, Non-Solicitation and Confidentiality Agreement dated January 1, 2010, and will provide consulting and transition services as reasonably requested by the Company through December 31, 2011.

The Company expects to hire a new Chief Financial Officer before October 31, 2011.

Certain statements found in this Current Report on Form 8-K may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this Current Report on Form 8-K include those relating to the Company’s expectations with respect to hiring a new Chief Financial Officer. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. An example of such risks and uncertainties in this instance include, but are not limited to, the Company’s ability to successfully identify and hire a new Chief Financial Officer within its expected timeframe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: August 22, 2011	By	/s/ Robert D. Hansen
	Name:	Robert D. Hansen
	Title:	Chief Executive Officer